UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2023

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTYQ*	*

* The registrant’s Common Stock began trading on the OTC Pink Open Market on February 14, 2023 under the symbol “PRTYQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on January 17, 2023, Party City Holdco Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 Cases are being administered under the caption In re: Party City Holdco Inc., et. al. (Case No. 23-90005). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As previously disclosed, on January 17, 2023, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, as amended from time to time, the “RSA”) with certain holders of (a) Party City Holdings Inc.’s senior secured first lien floating rate notes due 2025 issued pursuant to the indenture dated as of July 30, 2020, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Ankura Trust Company, LLC, as trustee and (b) Party City Holdings Inc.’s 8.750% senior secured first lien notes due 2026 issued pursuant to the indenture dated as of February 19, 2021, as amended, by and among Party City Holdings Inc., as issuer, certain guarantors party thereto and Ankura Trust Company, LLC, as trustee. The RSA contemplates a restructuring of the Debtors (the “Restructuring”) pursuant to a Chapter 11 plan of reorganization on the terms and conditions set forth in the RSA.

Also, as previously disclosed: (i) on April 4, 2023, the Debtors filed a proposed Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates (as amended on April 10, April 12, May 2, July 21, 2023, and September 1, 2023, the “Proposed Plan”) and a related proposed form of Disclosure Statement (the “Proposed Disclosure Statement”) with the Bankruptcy Court and (ii) on July 21, 2023, the Debtors filed a related proposed form of supplement to the Disclosure Statement (the “Proposed Disclosure Statement Supplement”) with the Bankruptcy Court. The Proposed Plan is intended to implement the Restructuring contemplated by the RSA. The Proposed Plan and the related Proposed Disclosure Statement and Proposed Disclosure Statement Supplement describe, among other things, the Proposed Plan; the Restructuring contemplated by the RSA; the events leading to the Chapter 11 Cases; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the solicitation of votes to approve the Proposed Plan from certain of the Debtors’ creditors and certain other aspects of the Restructuring.

Backstop Commitment Agreement

Pursuant to the RSA and the Proposed Plan, the Debtors intend to conduct a rights offering (the “Rights Offering”) for an investment package with an aggregate purchase price of $75 million (the “Aggregate Rights Offering Amount”), consisting of approximately $75 million of new 12.00% secured second lien pay-in-kind toggle notes (the “New Second Lien Notes”) and 27.18% of the common stock in the Company to be issued upon completion of the Restructuring (the “New Common Stock”) (subject to dilution by the Management Incentive Plan) (each as defined in the Proposed Plan). As contemplated by the RSA, on September 1, 2023, the Debtors entered into an agreement (the “Backstop Commitment Agreement”) with certain Commitment Parties (the “Commitment Parties”), pursuant to which each of the Commitment Parties has agreed to backstop, severally and not jointly and subject to the terms and conditions in the Backstop Commitment Agreement, the Aggregate Rights Offering Amount (collectively, the “Backstop Commitment”). The Backstop Commitment Agreement provides that (i) each of the Commitment Parties will, subject to the terms and conditions in the Backstop Commitment Agreement, purchase its agreed percentage (the “Backstop Commitment Percentage”) of the New Second Lien Notes and the New Common Stock representing the unsubscribed portion of the Aggregate Rights Offering Amount, and (ii) each of the Commitment Parties will, subject to the terms and conditions in the Backstop Commitment Agreement, subscribe for and purchase, the New Second Lien Notes and the New Common Stock offered to such Commitment Party in connection with the Rights Offering.

As consideration for entering into the Backstop Commitment Agreement, each Commitment Party will receive, upon the closing of the Rights Offering, its Backstop Commitment Percentage of a commitment premium of 10.0% of the Aggregate Rights Offering Amount, which amount shall be payable in the form of (i) additional shares of New Common Stock equal to the aggregate Backstop Commitment Premium Share Amount (as defined in the Backstop Commitment Agreement) and (ii) additional New Second Lien Notes equal to the aggregate Backstop Commitment Premium Notes Amount (as defined in the Backstop Commitment Agreement) (the “Commitment Premium”). The Backstop Commitment Agreement will only be effective upon approval by the Bankruptcy Court.

The Backstop Commitment Agreement may be terminated (a) by the Debtors (i) if the RSA is terminated as to the Debtors in accordance with its terms (subject to certain exceptions), (ii) if any Company Party Termination Event (as defined in the RSA) occurs (subject to certain exceptions), (iii) if the Bankruptcy Court denies entry of the Backstop Order (as defined in the Backstop Commitment Agreement), (iv) if a Commitment Party materially breaches its obligations under the Backstop Commitment Agreement and does not cure such breach or a Commitment Party Replacement (as defined in the Backstop Commitment Agreement) does not occur with respect to such Commitment Party’s Backstop Commitment , (v) if the Backstop Order or the Confirmation Order (as defined in the Backstop Commitment Agreement) is reversed, dismissed, or vacated, (vi) if the Debtors do not receive the Aggregate Rights Offering Amount (after accounting for any funding amounts expected to be provided by Replacement Commitment Parties (as defined in the Backstop Commitment Agreement) pursuant to the Backstop Commitment Agreement, (vii) if any applicable law or final non-appealable order shall have been enacted, adopted or issued by a governmental authority prohibiting the implementation of the Debtors’ Chapter 11 plan of reorganization, the Rights Offering or the transactions contemplated by the Backstop Commitment Agreement or the other Definitive Documents (as defined in the RSA) or (viii) if the closing of the Rights Offering does not occur by September 29, 2023, and (b) by Commitment Parties that, in the aggregate, hold a majority of the Backstop Commitments under the Backstop Commitment Agreement (the “Required Commitment Parties”), (i) if the RSA is terminated as to the Debtors in accordance with its terms (subject to certain exceptions), (ii) if any Consenting Noteholder Termination Event (as defined in the RSA) occurs (subject to certain exceptions), (iii) if the Bankruptcy Court has not entered the Confirmation Order on or prior to September 6, 2023, or if the Backstop Order or the Confirmation Order is reversed, dismissed, vacated or modified or amended in any material respect, (iv) if the closing of the Rights Offering does not occur by September 29, 2023, (v) if the Debtors breach the terms of the Backstop Commitment Agreement and are therefore unable to satisfy certain of the conditions precedent to the closing of the Rights Offering, (vi) if, since September 30, 2022, there shall have occurred an event, development, occurrence or change that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (an “MAE Termination”), or (vii) if any applicable law or final non-appealable order shall have been enacted, adopted or issued by a governmental authority prohibiting the implementation of the Debtors’ Chapter 11 plan of reorganization, the Rights Offering or the transactions contemplated by the Backstop Commitment Agreement or the other Definitive Documents.

If the Backstop Commitment Agreement is terminated (a) by the Debtors (i) upon the exercise of their Fiduciary Out (as defined in the Backstop Commitment Agreement) or acceptance or pursuit of an Alternative Restructuring Proposal (as defined in the Backstop Commitment Agreement) (subject to the terms and conditions set forth in section 7.1 of the Backstop Commitment Agreement), (ii) upon the occurrence of a Company Termination Event or (iii) if the Backstop Order or Confirmation Order is reversed, dismissed or vacated, in each case of this clause (iii) unless such termination occurs as a result of an action or failure of a Commitment Party to take an action required under the RSA or the Backstop Commitment Agreement, (b) by the Required Commitment Parties (i) upon the occurrence of any Consenting Noteholder Termination Event, (ii) if the closing of the Rights Offering does not occur by September 29, 2023, (iii) if the Debtors breach the terms of the Backstop Commitment Agreement and are therefore unable to satisfy certain of the conditions precedent to the closing of the Rights Offering or (iv) if an MAE Termination occurs, in each case of this clause (b) unless such termination occurs as a result of an action or failure of a Commitment Party to take an action required under the RSA or the Backstop Commitment Agreement or (c) by either the Debtors or the Required Commitment Parties upon the termination of the RSA as to the Debtors in each case of this clause (c) unless such termination occurs as a result of an action or failure of a Commitment Party to take an action required under the RSA or the Backstop Commitment Agreement, then in each case of clauses (a), (b) and (c), the Commitment Parties shall be entitled to receive a premium in the aggregate amount of $7.5 million, representing 10.0% of the Aggregate Rights Offering Amount, payable in cash pro rata in accordance with their percentage of the Backstop Commitment (the “Termination Premium”). Under no circumstances may the Commitment Parties receive both the Termination Premium and the Commitment Premium.

The Backstop Commitment Agreement also provides that the Commitment Parties shall be entitled to (i) payment for the reimbursement of certain reasonable and documented costs and expenses incurred in connection with the Backstop Commitment Agreement (the “Expense Reimbursements”) and (ii) indemnification by the Debtors, including the payment of contribution and reimbursement of claims for certain losses, claims, damages, liabilities, costs, and expenses arising out of or in connection with the Rights Offering or the Backstop Commitment Agreement (the “Indemnification Obligations”), subject to the terms and conditions of the Backstop Commitment Agreement.

None of the Commitment Premium, the Termination Premium, the Expense Reimbursements, or the Indemnification Obligations shall be payable to any (a) Commitment Party in default of its obligations under the Backstop Commitment Premium or (b) Commitment Party whose breach of the Backstop Commitment Agreement caused its termination.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this Form 8-K can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this Form 8-K. You should not rely on forward-looking statements as predictions of future events. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases filed by the Company and certain of its subsidiaries in the Bankruptcy Court, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the second tranche of borrowings under Company’s debtor-in-possession facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from Chapter 11 Cases as a going concern; the consequences of the acceleration of the Company’s debt obligations; trading price and volatility of the Company’s common stock, trading price and volatility of the Company’s indebtedness and other claims, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1*	Backstop Commitment Agreement, dated September 1, 2023, by and among the Company and the parties thereto.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Certain of the exhibits and schedules to this Exhibit 10.1 have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copied of any of the omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: September 1, 2023	By:	/s/ Jeremy Aguilar
Jeremy Aguilar
Interim Chief Financial Officer